Consent of Independent Public Accountants


To the Shareholders and Trustees of
Pioneer Large-Cap Growth Fund

     As independent public accountants, we hereby consent to the use of our report on Pioneer Large-Cap Growth Fund dated September 26, 2000 (and to all references to our firm) included in or made a part of Pioneer Large-Cap Growth Fund's Pre-Effective Amendment No. 1 and Amendment No. 1 to Registration Statement File Nos. 333-33160 and 811-09867, respectively.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Boston, Massachuestts
November 13, 2000